UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

BRT APARTMENTS CORP.
(Exact name of Registrant as specified in charter)

Maryland	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 11, 2024 (the “Annual Meeting”), all of the proposals presented to our stockholders were approved. The proposals are described in detail in our proxy statement filed on April 22, 2024 with the Securities and Exchange Commission. Set forth below is a summary of the proposals and the voting results with respect thereto:

Proposal 1 - Election of Directors

To elect the directors named below for a term expiring at the 2027 annual meeting of the stockholders:
	For	Against	Abstain	Broker Non-Vote
Alan H. Ginsburg	11,521,466	2,477,736	16,911	2,348,418
Jeffrey A. Gould	12,523,945	1,475,259	16,909	2,348,418
Jonathan H. Simon	11,545,040	2,454,088	16,985	2,348,418

Proposal 2– Ratification of the selection of Independent Registered Public Accounting Firm

To ratify of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024:

For	Against	Abstain
16,296,180	27,240	41,111

Proposal 3 – To approve the 2024 Incentive Plan

For	Against	Abstain	Broker Non-Vote
12,053,938	1,917,466	44,709	2,348,418

Item 8.01    Other Events.

The information set forth in the press release filed herewith as Exhibit 99.1 is incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	2024 Incentive Plan
99.1	Press release dated June 11, 2024
101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
____________________________________
* Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT APARTMENTS CORP.

June 11, 2024	By: /s/ George Zweier
George Zweier, Vice President
and Chief Financial Officer